UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2023

AINOS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108

(858) 869-2986

(Address and telephone number, including area code, of registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIMD	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	AIMDW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02. Unregistered Sales of Equity Securities.

On or about November 24, 2023, Ainos, Inc., a Texas corporation (the “Company”), will issue 3,000,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”), as Special Stock Awards to certain officers, directors, and management of the Company as follows:

Name	Number of shares	Position in Company
Chun-Hsien Tsai	250,000	Chairman of the Board
Chun-Jung Tsai	250,000	Director
Wen-Han Chang	250,000	Director, Chairperson Compensation Committee, Member Audit Committee
Yao-Chung Chiang	250,000	Director, Member Audit Committee
Pao-Sheng Wei	250,000	Director, Chairperson Audit Committee, Member Compensation Committee
Ting-Chuan Lee	250,000	Director
Chung-Yi Tsai	250,000	Director
Chun-Hsien Tsai	630,000	President and CEO
Chih-Heng Lu	300,000	Director of Corporate Development
Lawrence K Lin	10,000	Executive Vice President of Operations
Jun Lee	10,000	Chief Legal Counsel
Meng Lin Sung	300,000	CFO
Total	3,000,000

The shares of Common Stock described above are not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The matters set forth under Section 3.02 of this report are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: November 24, 2023	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer

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